SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 1, 2006
Capital Auto Receivables Asset Trust 2006-1
(Issuing Entity with respect to Securities)
Capital Auto Receivables, Inc.
(Depositor with respect to Securities)
GMAC LLC
(Sponsor with respect to Securities)

Delaware	333-105077-06	20-4208429

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o GMAC LLC
200 Renaissance Center
P.O. Box 200
Detroit, Michigan		48265-2000

(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code:		(313)556-5000

No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.02. Change of Servicer or Trustee
SIGNATURES

Item 6.02. Change of Servicer or Trustee
     On October 1, 2006, the sale by JPMorgan Chase Bank, N.A. of select portions of the corporate trust business, including municipal and corporate and structured finance trusteeships to The Bank of New York was closed. As a result of this sale, on October 1, 2006 The Bank of New York Trust Company, N.A. became the successor Indenture Trustee pursuant to the terms and conditions set forth in the transaction documents identified in the Prospectus Supplement filed by the registrant.
     The Bank of New York Trust Company, N.A. is a national banking association organized under the law of the United States and will act as the Indenture Trustee under the transaction documents. The Bank of New York Trust Company, N.A. has been, and currently is, acting as indenture trustee and trustee for numerous transactions and programs involving pools of auto receivables.
     The Prospectus Supplement and accompanying Prospectus set forth the information required by Asset Backed Securities (Regulation AB), 17 C.F.R. 229.1109 (c) — (f).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL AUTO RECEIVABLES ASSET TRUST 2006-1
(Issuing Entity)

By:	GMAC LLC

(Servicer, not in its individual capacity but solely as Servicer on behalf of the Issuing Entity)

/s/ JEROME VAN ORMAN, JR.

(Jerome Van Orman, Jr. Group Vice President and Chief Financial Officer of GMAC North American Operations)
Date: October 5, 2006